PacificWave Partners Limited Announces Acquisition of Controlling Interest in B4MC Gold Mines, Inc.

BEVERLY HILLS, CA, May 12, 2015 – PacificWave Partners Limited (PacificWave Partners), an innovative global merchant bank and investment management firm, announced that on May 12, 2015 it closed, on behalf of itself and a group of private investors based in Europe, the acquisition of a controlling interest in B4MC Gold Mines, Inc. (OTCQB: BFMC), a publicly traded Nevada corporation (the Company).  The transaction consisted of (1) the purchase from one of the Company’s shareholders of 26,023,800 shares of the Company’s common stock, representing 61.3% of the outstanding shares, and (2) the purchase from the Company of 248,976,200 newly issued shares.

The aggregate purchase price was $275,000 ($0.001 per share). A total of $45,000 of the purchase price is being held in escrow pending the performance of certain closing conditions, including the requirement that the Company bring current its required filings under the Securities Exchange Act of 1934. The proceeds paid to the Company ($248,976.20) were used to repay certain outstanding liabilities of the Company, for transaction costs and to fund a portion of the escrow. Other terms of the transaction were not disclosed.  The Company is a publicly traded shell corporation with no current operations.

Henrik Rouf, Managing Director of PacificWave Partners, stated: “With the acquisition of a controlling interest in B4MC Gold Mines, Inc., and the related private financing, we now have a platform for the acquisition of an operating company through a reverse merger or similar transaction.  We are currently in the process of evaluating potential acquisition target companies in the global environmental remediation markets and other market sectors.”

About PaciﬁcWave Partners

PaciﬁcWave Partners is a privately held global merchant bank and investment management ﬁrm. The Company provides a wide range of ﬁnancial services to privately held and publicly traded companies in the United States, Europe and Asia. Services include investment management solutions for high-net-worth individuals, assistance with private placements, reverse mergers and alternative public offerings. Founded in 2004, the ﬁrm has representative ofﬁces in worldwide.

Disclaimer – Forward Looking Statements and Restricted Securities

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements; projected events in this press release may not occur due to unforeseen circumstances, various factors, and other risks identiﬁed in a company's annual report on Form 10-K and other ﬁlings made by the Company.

The shares purchased form the Company were sold in reliance on the exemptions provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rules 504, 505, 506 and 903 thereunder.  These shares will not be registered under the Securities Act of 1933 or any state securities laws, and unless so registered, may not be reoffered or resold in the United States absent such registration or an applicable exemption therefrom, or in a transaction not subject to the registration requirements of the Securities Act and other applicable securities laws.

Media Contact:

Henrik Rouf

Managing Director, PacificWave Partners Limited

+1 (310) 666-7500

info@pacificwavepartners.com

Information found on PacificWave Partners’ website and the website of B4MC Gold Mines, Inc. is not incorporated by reference.